UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 21, 2016

Blueprint Medicines Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37359	26-3632015
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

38 Sidney Street, Suite 200 Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 374-7580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Blueprint Medicines Corporation (the “Company”) held its annual meeting of stockholders on June 21, 2016.  The following is a summary of the matters voted on at the meeting.

1.

The Company’s stockholders elected Jeffrey W. Albers, Mark Goldberg, M.D. and Nicholas Lydon, Ph.D. as Class I directors, each to serve until the 2019 annual meeting of stockholders and until his successor has been duly elected and qualified.  The results of the stockholders’ vote with respect to the election of such Class I directors were as follows:

	For	Withheld	Broker Non-Votes
Jeffrey W. Albers	17,565,028	3,862,024	3,169,958
Mark Goldberg, M.D.	21,259,775	167,277	3,169,958
Nicholas Lydon, Ph.D.	17,301,766	4,125,286	3,169,958

2.

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting for the fiscal year ending December 31, 2016. The results of the stockholders’ vote with respect to such ratification were as follows:

For	Against	Abstain
24,583,253	6,328	7,429

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEPRINT MEDICINES CORPORATION

Date: June 24, 2016	By:	/s/ Jeffrey W. Albers
Jeffrey W. Albers
President and Chief Executive Officer